Exhibit 1.1
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
AGENCY AGREEMENT
November 26, 2008
UBS Securities LLC
Comerica Securities, Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
KeyBanc Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities International plc
Mizuho Securities USA Inc.
Greenwich Capital Markets, Inc.
Scotia Capital (USA) Inc.
SunTrust Robinson Humphrey, Inc.
c/o UBS Securities LLC
677 Washington Blvd.
Stamford CT 06901
Dear Sirs:
          National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the “Company”), confirms its agreement with each of you (individually, an “Agent” and, collectively, the “Agents”) with respect to the issue and sale by the Company of its Medium-Term Notes, Series C (such Medium-Term Notes, Series C, the “Securities”). The Securities are to be issued from time to time pursuant to an Indenture, dated as of December 15, 1987 (as supplemented by a First Supplemental Indenture dated as of October 1, 1990, and as it may be supplemented or amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”).
          Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Securities directly on its own behalf at any time, and to any person, and to designate or select additional agents, the Company hereby appoints the Agents as the exclusive agents of the Company for the purpose of soliciting or receiving offers to purchase the Securities from the Company by others. This Agreement shall only apply to sales of the Securities on original issuance and not to sales

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of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.
For the purposes of this Agreement the following terms shall have the following meanings:
     (a) “Registration Statement” as of any time means the registration statement, as amended by any amendment or supplement thereto, registering the offer and sale of the Securities, in the form then filed by the Company with the Securities and Exchange Commission (the “Commission”), including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified. “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for the Securities of a particular tranche, which time shall be considered the “new effective date” of such registration statement, as amended, with respect to such Securities (within the meaning of Rule 430B(f)(2)). For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or Rule 430C, as the case may be.
     (b) “Statutory Prospectus” means, collectively, (i) the prospectus relating to the Securities of the Company that is included in the Registration Statement, (ii) the prospectus supplement relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) prior to the offer and acceptance of the Securities of a particular tranche, and (iii) any preliminary pricing supplement used in connection with the Securities of a particular tranche, as filed by the Company with the Commission pursuant to Rule 424(b), including, in each case, any document incorporated by reference therein.
     (c) “Prospectus” means, collectively, the Statutory Prospectus (excluding any preliminary pricing supplement) and the final pricing supplement relating to the Securities of a particular tranche filed by the Company with the Commission pursuant to Rule 424(b) that discloses the public offering price and other final terms of such Securities and otherwise satisfies Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).
     (d) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities of a particular tranche in the form filed or required to be filed by the Company with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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     (e) “Disclosure Package” as of the Applicable Time includes the Statutory Prospectus, the Issuer Free Writing Prospectuses, if any, used at or prior to the Applicable Time and the final term sheet relating to the Securities of a particular tranche.
     (f) “Applicable Time” means the time agreed to by the Company and the applicable Agent(s) as the time of the pricing of the Securities of a particular tranche, which, unless otherwise agreed, shall be the time immediately after the Company and the Agent agree on the pricing terms of such Securities.
     (g) “Closing Date” means the date of this Agreement.
     (h) “Representation Date” means the Closing Date, the date of each acceptance by the Company of an offer for the purchase of Securities (whether to one or more Agents as principal or through the Agents as agents), each Applicable Time, the date of each delivery of Securities (whether to one or more Agents as principal or through the Agents as agents), and any date on which the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Securities or similar changes), or there is filed with the Commission any document incorporated by reference into the Registration Statement or the Prospectus or the Disclosure Package (other than any Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) relating exclusively to the issuance of debt securities under the Registration Statement other than the Securities or (ii) solely to add exhibits to documents previously filed).
          SECTION 1. Representations and Warranties. The Company represents and warrants to each Agent as of each Representation Date, as follows:
          (a) Registration Statement. The Company meets the requirements for the use of Form S-3 under the Securities Act and has filed with the Commission the Registration Statement on Form S-3 (File No. 333-155631). The Registration Statement is an automatic shelf registration statement (as defined in Rule 405 of the Securities Act) for an unlimited amount of Securities and was filed with the Commission within 3 years of the Closing Date in the form heretofore delivered to you and such Registration Statement in such form became effective upon filing with the Commission. No stop order suspending the effectiveness of such Registration Statement and no notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form has been issued and to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission.
          (b) Accuracy of the Registration Statement and Prospectus. The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, when they become effective or are filed with the Commission, as the case may be, and as of each subsequent Representation Date will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of

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the Commission thereunder, and the Trust Indenture Act and the rules and regulations of the Commission thereunder. The Registration Statement does not and will not as of its effective date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not and will not as of its filing date and as of each Representation Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (a) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) of the Trustee or (b) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities, it being understood and agreed that the only such information furnished by or on behalf of any Agent consists of the information described as such in Section 7(e) hereof.
          (c) Incorporated Documents. The documents incorporated by reference in the Registration Statement, Prospectus and the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, Prospectus and the Disclosure Package and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (d) Disclosure Package. As of the Applicable Time, the Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Disclosure Package as amended or supplemented to relate to a particular issuance of Securities, it being understood and agreed that the only such information furnished by or on behalf of any Agent consists of the information described as such in Section 7(e) hereof.

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          (e) Free Writing Prospectuses. The Company has not made, and will not make (other than the final term sheet relating to the Securities of a particular tranche), any Issuer Free Writing Prospectus without the prior consent of the Agents and the Company will comply with the requirements of Rule 433 under the Securities Act with respect to any such Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities of the particular tranche (which completion the Agent(s) shall promptly communicate to the Company) or until any earlier date that the Company notified or notifies the applicable Agent(s) as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c)) with the information then contained in the Registration Statement and the Prospectus. If, prior to the completion of the public offer and sale of the Securities of the particular tranche (which completion the Agent(s) shall promptly communicate to the Company), at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (a) notify the applicable Agent(s) and (b) either (1) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission or (2) file a report with the Commission under the Exchange Act that corrects such untrue statement or omission and notify the applicable Agent(s) that such Issuer Free Writing Prospectus shall no longer be used.
          (f) WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated reports filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) as of the Closing Date, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.
          (g) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act) with respect to the Securities and (ii) as of the Closing Date, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
          (h) Accountant. The accountant who has certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus is an independent registered public accounting firm with

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respect to the Company as required by the Securities Act and rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
          (i) Due Incorporation. The Company has been duly incorporated and is now, and on each Representation Date will be, a validly existing cooperative association in good standing under the laws of the District of Columbia, duly qualified and in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires it to be qualified (or the failure to be so qualified will not have a material adverse effect upon the business or condition of the Company), and the Company has the corporate power and holds all valid permits and other required authorizations from governmental authorities necessary to carry on its business as now conducted and as contemplated by the Prospectus and the Disclosure Package.
          (j) Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as set forth therein, there has not been any material adverse change in the financial condition or the results of operations of the Company, whether or not arising from transactions in the ordinary course of business.
          (k) Litigation. On the Closing Date, except as set forth in the Prospectus and Disclosure Package, the Company does not have any litigation pending of a character which in the opinion of counsel for the Company referred to in Section 5(f) hereof could reasonably be expected to result in a judgment or decree having a material adverse effect on the condition, financial or other, or the results of operations of the Company or on the power or ability of the Company to perform its obligations under this Agreement or the Indenture.
          (l) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
          (m) Legality. The Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law). On the date and time of each delivery of and payment for the Securities, the Securities will be duly and validly authorized, and when issued, authenticated and paid for in accordance with the terms of this Agreement and the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture, and

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no further authorization, consent or approval of the members and no further authorization or approval of the Board of Directors of the Company or any committee thereof will be required for the issuance and sale of the Securities as contemplated herein.
          (n) No Conflicts. Neither the issuance or sale of the Securities nor the consummation of any other of the transactions herein contemplated will result in a violation of the District of Columbia Cooperative Association Act, as amended or the Articles of Incorporation or Bylaws of the Company or any provision of applicable law or any order, rule regulation of any court having jurisdiction over the Company or any of its properties or result in a breach by the Company of any terms of, or constitute a default under, any agreement or undertaking of the Company.
          (o) No Consents. No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, any applicable Purchase Agreement, the Indenture or the Securities, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.
          (p) Regulation. The Company is not required to be registered as an investment company under the Investment Company Act of 1940.
          (q) Compliance with the Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and (ii) the applicable regulations of the New York Stock Exchange.
          (r) Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with applicable securities laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the most recent management report on the effectiveness of the Company’s internal controls over financial reporting, (i) the Company has not identified any material weakness in the Company’s internal controls over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal controls over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting.
          SECTION 2. Solicitations as Agent. (a) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus and the Disclosure Package. No Agent shall otherwise employ, pay or compensate any other person to solicit offers to purchase the Securities or to perform any of its functions as Agent without the prior written consent of the Company, which consent shall not be unreasonably withheld.

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          (b) The Company reserves the right, in its sole discretion, to suspend solicitation by the Agents in their capacities as Agents of offers to purchase the Securities from the Company commencing at any time for any period of time or permanently. Upon receipt of at least one business day’s prior notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.
          (c) Promptly upon the closing of the sale of any Securities sold by the Company as a result of a solicitation made by an Agent, the Company agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto, or such other fee as is mutually agreed upon by the Company and such Agent.
          (d) The Agents are authorized to solicit offers to purchase the Securities only in denominations of U.S. $1,000 **or any amount in excess thereof which is an integral multiple thereof, at a purchase price equal to 100% of the principal amount thereof or such other amount as shall be specified by the Company. Each Agent shall communicate to the Company, in accordance with the Procedures (as defined below), each reasonable offer to purchase Securities received by it as an Agent other than those rejected by such Agent. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.
          (e) Administrative procedures respecting the sale of Securities (the “Procedures”) shall be agreed upon from time to time by the appropriate representatives of each Agent and the Company. The Procedures initially shall include those procedures set forth in Exhibit B hereto. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.
          (f) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, not later than 10:00 A.M., New York City time, on the Closing Date.
          SECTION 3. Covenants of the Company. The Company covenants and agrees:
          (a) to furnish promptly to each Agent and to its counsel, without charge, copies of the following documents:
          (i) the Indenture;

**	Or the equivalent in the relevant foreign currency (rounded down to an integral multiple of currency of the denomination specified in the relevant supplement to the Prospectus), or such larger amount in integral multiples of such currency.

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          (ii) a signed copy of the Registration Statement as filed with the Commission and each amendment or supplement thereto (other than pricing supplements which need only be furnished to the Agents for the Securities covered thereby);
          (iii) the Prospectus filed with the Commission, including all supplements thereto (other than pricing supplements which need only be furnished to the Agents for the Securities covered thereby);
          (iv) the Disclosure Package filed with the Commission including all supplements thereto (other than pricing supplements which need only be furnished to the Agents for the Securities covered thereby); and
          (v) upon request of such Agent, all documents incorporated by reference in the foregoing documents and all consents and exhibits filed therewith.
          (b) to deliver promptly to the Agents such number of the following documents as they may request:
          (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement);
          (ii) the Prospectus (as amended or supplemented);
          (iii) the Disclosure Package; and
          (iv) any documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package;
and the Company authorizes each Agent to use such documents during the period referred to in (c) below (subject to the limitations set forth therein) in connection with the sale of the Securities in accordance with the applicable provisions of the Securities Act and the rules and regulations thereunder.
          (c) if, during any period in which, in the opinion of counsel for the Agents (provided, if the Agents are no longer soliciting (or have been instructed to stop soliciting) purchases of Securities, such opinion is known to the Company), a prospectus relating to the Securities is required to be delivered under the Securities Act, any event known to the Company occurs as a result of which the Registration Statement, the Prospectus or the Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement, the Prospectus or the Disclosure Package to comply with the Securities Act or the rules and regulations thereunder, to notify the Agents promptly to suspend solicitation of purchases of the Securities (and the Agents will do so); and if the Company shall decide to amend or

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supplement a Registration Statement, the Prospectus or the Disclosure Package for purposes of offering the Securities, to promptly advise the Agents by telephone (with confirmation in writing) and, except as otherwise provided in any relevant Purchase Agreement, to promptly prepare and file with the Commission an amendment or supplement, whether by filing such documents pursuant to the Securities Act or the Exchange Act, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or the Disclosure Package comply with such requirements and to prepare and furnish to the Agents at its own expense such amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package as will correct the Registration Statement, the Prospectus or the Disclosure Package; provided, however, that the Company shall in any event promptly prepare, file and furnish an Agent with such an amendment or supplement if such Agent shall then hold any Securities acquired from the Company as principal (other than such Securities as such Agent shall have held for a period of six months or more).
          (d) to timely file with the Commission during the period referred to in the proviso to paragraph (c) above and during any time the Agents are permitted to solicit offers as Agents as provided hereunder (i) any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission and (ii) all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.
          (e) prior to filing with the Commission, during the period referred to in the proviso to paragraph (c) above and during any time the Agents are permitted to solicit offers as Agents as provided hereunder, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to the Prospectus or the Disclosure Package or (iii) upon request of any Agent, any document incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agents and counsel for the Agents.
          (f) to advise the Agents immediately (i) when any post-effective amendment to the Registration Statement becomes effective and when any further amendment of or supplement to the Prospectus or the Disclosure Package shall be filed with the Commission, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package or to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or the Disclosure Package or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of the Prospectus or the Disclosure Package or any document incorporated therein by reference, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any

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event which makes untrue any statement of a material fact made in the Registration Statement, the Prospectus or the Disclosure Package as amended or supplemented or which requires the making of a change in the Registration Statement, the Prospectus or the Disclosure Package as amended or supplemented in order to make any material statement therein not misleading.
          (g) if, during the period referred to in the proviso to paragraph (c) above and during any time the Agents are permitted to solicit offers as Agents as provided hereunder, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.
          (h) as soon as practicable, but not later than 18 months, after the date of each acceptance by the Company of an offer to purchase Securities hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the rules and regulations under the Securities Act).
          (i) so long as any of the Securities are outstanding, to make available to the Agents, not later than the time the Company makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Securities are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation thereunder.
          (j) on or prior to the date on which the Company shall release to the general public interim financial information, if any, with respect to each of the first three quarters of any fiscal year, to make available such information to each Agent and, except as otherwise provided in any relevant Purchase Agreement, to cause the Registration Statement, the Prospectus and the Disclosure Package to be amended or supplemented to set forth or incorporate by reference such information, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the Securities Act or the rules and regulations thereunder; provided, however, that if on the date of such release the Agents shall not be engaged or shall have been instructed not to engage in solicitation of purchases of the Securities as Agents of the Company, and shall not then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), the Company shall not be obligated so to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package until such time as solicitation of purchases of the Securities shall with the Company’s consent be resumed or the Company shall subsequently enter into a new Purchase Agreement with one of you; provided further, however, that any information filed with the Commission and available

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on the EDGAR or IDEA databases (or any similar Commission database) shall be deemed to have been made available to each Agent for purposes hereof.
          (k) on or prior to the date on which the Company shall release to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, to make available such information to each Agent and to cause the Registration Statement, the Prospectus and the Disclosure Package to be amended or supplemented, initially to set forth capsule financial information with respect to the results of operations of the Company for such year and corresponding information for the prior year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the Securities Act or the rules and regulations thereunder, and, on or before the date that the Company’s Annual Report on Form 10-K is filed with the Commission, to cause the Registration Statement, the Prospectus and the Disclosure Package to be amended to set forth or incorporate such audited financial statements and the report or reports of independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Securities Act or the rules and regulations thereunder; provided, however, that if on the date of such release the Agents shall not be engaged or shall have been instructed not to engage in solicitation of purchases of the Securities as Agents of the Company, and shall not then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), the Company shall not be obligated so to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package until such time as solicitation of purchases of the Securities shall with the Company’s consent be resumed or the Company shall subsequently enter into a new Purchase Agreement with one of you.
          (l) to endeavor, in cooperation with the Agents, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as any Agent may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Securities; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided; provided that the Company shall not be required to register or qualify as a foreign corporation nor, except as to matters relating to the offer and sale of the Securities, take any action which would subject it to service of process generally in any jurisdiction.
          (m) to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) and 457(r) of the 1933 Act.
          (n) to (i) prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Securities in substantially the forms attached as Exhibit G-1 and Exhibit G-2 (a “Pricing Supplement”) and to file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day

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after the date on which such Pricing Supplement is first used and (ii) file any “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission pursuant to and in accordance with the requirements of Rule 433.
          (o) to file each Statutory Prospectus pursuant to and in accordance with Rule 424(b) within the prescribed time period.
          (p) if the third anniversary of the initial effective date of the Registration Statement would occur during an offering of Securities before all of the Securities then being offered have been sold by such Agent, then prior to such third anniversary, to file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption. References in this Agreement to the “Registration Statement” shall include any such new registration statement after it has become effective.
          SECTION 4. Payment of Expenses. The Company will pay (i) the costs incident to the authorization, issuance and delivery of the Securities and any taxes (other than transfer taxes) payable in that connection, (ii) the costs incident to the preparation, printing and filing of the Registration Statement (including all amendments and exhibits thereto and documents incorporated by reference therein), (iii) the costs of preparing, printing and filing of the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement to the foregoing and the cost of mailing and distributing the same, (iv) the fees and disbursements of the Trustee and its counsel, (v) the filing fees to the Commission relating to the Securities, (vi) the costs and fees in connection with the listing of the Securities on any securities exchange, (vii) the cost of any filings with the Financial Industry Regulatory Authority, Inc., (viii) the fees and disbursements of counsel to the Company, (ix) the fees paid to rating agencies in connection with the rating of the Securities, (x) the fees and expenses in connection with the qualifying of the Securities as provided in Section 3(l) hereof and the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Agents may designate (including fees and disbursements of counsel for the Agents in connection therewith), (xi) the cost of the “tombstone” advertisement and such other advertising expenses agreed to by the Company and Agents in connection with the solicitation of offers to purchase Securities, and (xii) all other costs and expenses incident to the performance of the Company’s obligations under this Agreement (including any Purchase Agreement). In addition, subject to the provisions of Section 7 hereof, the Company agrees to reimburse the Agents for the reasonable fees and disbursements of their legal counsel (except that the Company shall not be liable for the fees and disbursements of more than one separate firm of attorneys).
          Except as specifically provided in this Section and herein, the Agents agree to pay all their costs and expenses.
          SECTION 5. Conditions of Obligations. The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Securities, as well as the obligation of each Agent to purchase Securities pursuant to any Purchase Agreement or otherwise, is subject to the accuracy of the representations and warranties

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of the Company contained herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof to the extent then relevant, to the performance by the Company in all material respects of its obligations hereunder, and to each of the following additional terms and conditions:
          (a) No stop order suspending the effectiveness of the Registration Statement, or any part thereof, nor any order directed to any document incorporated by reference in the Prospectus or the Disclosure Package shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge by the Commission shall be pending to the accuracy or adequacy of Registration Statement, the Prospectus or the Disclosure Package or any document incorporated by reference in the foregoing documents; any request of the Commission for inclusion of additional information in the Registration Statement, the Prospectus or the Disclosure Package or otherwise shall have been withdrawn or complied with; and after the date of any Purchase Agreement (and prior to the closing date for the Securities referred to therein) the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package (or any document incorporated by reference in the foregoing documents) without the consent of the Agent or Agents party thereto.
          (b) No order suspending the sale of the Securities in any jurisdiction designated by an Agent pursuant to Section 3(l) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.
          (c) The Agents shall not have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Disclosure Package, each as amended or supplemented, contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
          (d) On the Closing Date, the Agents shall have received from Cravath, Swaine & Moore LLP, counsel for the Agents, such opinion and letter, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented, and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (e) On the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of John Jay List, Esq., General Counsel of the Company, in form and scope satisfactory to the Agents and their counsel, substantially to the effect set forth in Exhibit D hereto.
          (f) On the Closing Date, the Agents shall have received the opinion and letter, addressed to the Agents and dated the Closing Date, of Hogan and Hartson LLP, counsel to the Company, which opinion and letter shall be satisfactory in form and scope

15

to counsel for the Agents, substantially to the effect set forth in Exhibit E-1 and Exhibit E-2 hereto.
          (g) The Company shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date, of its President, Chief Executive Officer, Vice President or Chief Financial Officer stating that: (i) the representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of such Closing Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 5(a) and 5(b) hereof have been fulfilled, (ii) in his opinion, as of the effective date of the Registration Statement, the Registration Statement did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, as of the Applicable Time, the Disclosure Package did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus as of its date and as of the Closing Date did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, as amended or supplemented, there has not been any material adverse change in the condition, financial or other, or earnings of the Company, whether or not arising from transactions in the ordinary course of business, (iv) since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus but which has not been so set forth or incorporated by reference therein, (v) the Company has no material contingent obligations which are required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package and are not disclosed therein, (vi) no stop order suspending the effectiveness of the Registration Statement is in effect on such Closing Date and no proceedings for the issuance of such an order have been taken or to the knowledge of the Company are contemplated by the Commission on or prior to such Closing Date, (vii) there are no material legal proceedings to which the Company is a party or of which property of the Company is the subject which are required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package and are not disclosed therein and (viii) there are no material contracts to which the Company is a party which are required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package and are not disclosed therein.
          (h) Deloitte and Touche LLP (or successor independent public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder) shall have furnished to the Agents, at or prior to the Closing Date, a letter, addressed to the Agents and dated the Closing Date, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, substantially to the effect set forth in Exhibit F hereto.

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          (i) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities of the Company or generally on The New York Stock Exchange, (ii) a banking moratorium on commercial banking activities in New York declared by Federal or state authorities, (iii) any outbreak of hostilities involving the United States, any escalation of hostilities involving the United States, any attack on the United States or any act of terrorism in which the United States is involved, (iv) any major disruption in the settlement of securities in the United States or any other relevant jurisdiction or a declaration of a national emergency or war by the United States or (v) such a material adverse change in general economic, political or financial conditions domestically or internationally (or the effect of international conditions on the financial markets in the United States or the effect of conditions in the United States on international financial markets shall be such) the effect of which is, in any case described in clause (iv) or (v), in the judgment of the relevant Agent (which, in the case of a syndicated issue, shall be the lead manager(s)), to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase or the purchase or delivery of the Securities on the terms and in the manner contemplated in the Prospectus; provided, however, that in the event that any Agent agrees to purchase Securities as a principal (whether pursuant to a Purchase Agreement or otherwise) there shall not have occurred any of the foregoing subsequent to the date of such agreement.
          (j) Prior to the Closing Date, the Company shall have furnished to the Agents and to Cravath, Swaine & Moore LLP, counsel to the Agents, such further certificates and documents as the Agents or counsel to the Agents may have reasonably requested prior to the Closing Date.
          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Agents hereunder may be canceled on, or at any time prior to, any Closing Date by the Agents. Notice of such cancellation shall be given to the Company in writing, or by facsimile, telephone or telex confirmed in writing.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are on the date of delivery in the form and scope satisfactory to counsel for the Agents.
          In the event that any Agent purchases Securities as a principal (whether pursuant to a Purchase Agreement or otherwise), the conditions of Section 3 of the Purchase Agreement set forth in Exhibit C hereto shall also apply to such purchase.
          SECTION 6. Additional Covenants of the Company. The Company covenants and agrees that:
          (a) Each acceptance by it of an offer for the purchase of Securities shall be deemed to be an affirmation to the Agent which procured the offer that the

17

representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time for delivery to the purchaser or his agent of the Securities relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus and the Disclosure Package, as amended or supplemented).
          (b) Each time that (i) the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Securities, a change in payment dates or similar changes), (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package or (iii) if requested in writing by the Agents, the Company files a Current Report on Form 8-K required by Item 2 or Item 4 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package, the Company shall, within fifteen days of such amendment, supplement or filing, or, if applicable, such written request, furnish the Agents with a certificate of the President, Chief Executive Officer or Chief Financial Officer of the Company in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(g) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(g) modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended and supplemented to the time of delivery of such certificate; provided, however, that the Agents shall have no obligation to solicit offers to purchase the Securities until such certificate has been furnished to the Agents; provided, further, that, except if the Agents shall then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), no certificate need be given during any period in which the Agents have been instructed to or have suspended the solicitation and receipt of offers to purchase Securities but shall be required to be given before the Agents shall again be obligated to solicit offers to purchase the Securities.
          (c) Each time that (i) the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Securities, a change in payment dates or similar changes), (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package or (iii) if requested in writing by the Agents, the Company files a Current Report on Form 8-K required by Item 2 or Item 4 of Form 8-K with the

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Commission that is incorporated by reference into the Prospectus or the Disclosure Package, the Company shall, within fifteen days of such amendment, supplement or filing, or, if applicable, such written request, furnish the Agents and their counsel with a written opinion of the General Counsel of the Company, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented to the time of delivery of such letter authorizing reliance); provided, further, that the Agents shall have no obligation to solicit offers to purchase the Securities until such opinion or letter, as applicable, has been furnished to the Agents; and provided, further, that, except if the Agents shall then hold any Securities acquired from the Company as principal (other than such Securities as each Agent shall have held for a period of six months or more), no opinion or certificate need be given during any period in which the Agents have been instructed to or have suspended the solicitation and receipt of offers to purchase Securities but shall be required to be given before the Agents shall again be obligated to solicit offers to purchase the Securities.
          (d) Each time that (i) the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Securities, a change in payment dates or similar changes), (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package or (iii) if requested in writing by the Agents, the Company files a Current Report on Form 8-K required by Item 2 or Item 4 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package, the Company shall, within fifteen days of such amendment, supplement or filing, or, if applicable, such written request, furnish the Agents and their counsel with a written opinion of Hogan and Hartson LLP, counsel to the Company, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(f) hereof, but modified, as necessary, to relate to the Registration Statement, the Prospectus and Disclosure Package, each as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that the statements in such prior opinion shall be deemed to relate to the Registration Statement, the Prospectus and Disclosure Package, each as amended or supplemented to the time of delivery of such letter reauthorizing reliance); provided, further, that the Agent shall have no obligation to solicit offers to purchase the securities until such opinion and letter has been furnished to the Agents; and provided, further, that, except if the Agents shall then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), no opinion or letter need be given during any period in which the Agents have been instructed to or have suspended

19

the solicitation and receipt of offers to purchase Securities but shall be required to be given before the Agents shall again be obligated to solicit offers to purchase the Securities.
          (e) Each time that (i) the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Securities, a change in payment dates or similar changes), (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package or (iii) if requested in writing by the Agents, the Company files a Current Report on Form 8-K required by Item 2 or Item 4 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package, the Company shall, within fifteen days of such amendment, supplement or filing, or, if applicable, such written request, cause Deloitte and Touche LLP (or successor independent public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder) to furnish the Agents a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(h) hereof but modified to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that the Agents shall have no obligation to solicit offers to purchase the Securities until such letter has been furnished to the Agents; provided, further, that except if the Agents shall then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), no letter need be given during any period in which the Agents have been instructed to or have suspended the solicitation and receipt of offers to purchase Securities but shall be required to be given before the Agents shall again be obligated to solicit offers to purchase the Securities.
          (f) On request from time to time by any Agent, the Company will advise the Agents of the amount of Securities sold (which for this purpose shall include medium-term notes having terms substantially similar to the terms of the Securities but constituting one or more separate series of securities for purposes of the Indenture and sold outside the United States pursuant to any other agreement).
          SECTION 7. Indemnification and Contribution.
          (a) By the Company. The Company shall indemnify and hold harmless the Agents (for purposes of this Section 7, the “Agents” shall be deemed to include the Agents and all subsidiaries and affiliates of the Agents to the extent such subsidiaries and affiliates are agents of the Company in accordance with the provisions of Section 2(a)) and each director or officer of an Agent, and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become

20

subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation or common law, and to reimburse the Agents and such directors, officers and controlling persons, as incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), the Statutory Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, if used within the period during which the Agent claiming indemnification is authorized to use the Prospectus, as provided hereunder, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished as herein stated in Section 7(e) hereof. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.
          (b) By the Agents. Each Agent severally and not jointly agrees, in the manner and to the same extent as set forth in Section 7(a) hereof, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, the directors of the Company and those officers of the Company who shall have signed the Registration Statement, with respect to any statement in or omission from the Registration Statement or in any amendment thereof or supplement thereto, the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 7(e) hereof. The foregoing indemnity agreement shall be in addition to any liability which the Agents may otherwise have.
          (c) General. Each indemnified party will, within 10 days after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 7, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this Section 7 or otherwise. Except as provided in the next succeeding sentence, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice in writing from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such

21

indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there are material legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder without the consent of the indemnifying party (which consent shall not be unreasonably withheld).
          (d) Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to, or insufficient to hold harmless, an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the indemnified or indemnifying Agent or Agents on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the indemnified or indemnifying Agent or Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand

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and an Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bears to the total discounts and commissions received by such Agent with respect to such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The Company acknowledges that (i) the first sentence of the first paragraph of text under the caption “Plan of Distribution” in the prospectus supplement dated November 26, 2008 (ii) the first sentence of the second paragraph of text under the caption “Plan of Distribution” in the prospectus supplement dated November 26, 2008 and (iii) the last paragraph of text under the caption “Plan of Distribution” in the prospectus supplement dated November 26, 2008, constitute the only information furnished in writing by you, as Agents, for inclusion therein, and you, as Agents, confirm that such statements are correct.
          (f) The respective indemnity and contribution agreements of the Company and the Agents contained in this Section 7, and the representations and warranties of the Company set forth in Section 1 hereof, shall remain operative and in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of an Agent or any such controlling person or the Company or any such controlling person, director or officer, and shall survive each delivery of and payment for any of the Securities, and any successor of any Agent or any such controlling person or of the Company, and any legal representative of any Agent, any such controlling person, director or officer, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

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          SECTION 8. Status of Each Agent; No Fiduciary Duty.
          (a) In soliciting offers to purchase the Securities from the Company pursuant to this Agreement (other than offers to purchase pursuant to Section 11), each Agent is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default (which default shall include, but is not limited to, the Company having told an Agent not to settle any order which the Company has accepted) in its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company shall hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company, provided such default is not attributable to the fault of such Agent.
          (b) The Company acknowledges and agrees that in connection with the offering and sale of the Securities or any other services the Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agents: (i) no fiduciary or agency relationship between the Company, on the one hand, and the Agents, on the other, exists; (ii) the Agents are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Agents, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Agents may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Agents and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Agents with respect to any breach of fiduciary duty in connection with the foregoing matters in this Section 8.
          SECTION 9. Representations and Warranties to Survive Delivery. All representations and warranties of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancellation of this Agreement or any investigation made by or on behalf of an Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Securities.
          SECTION 10. Termination. This Agreement may be terminated for any reason, at any time, by any party hereto upon the giving of one day’s written notice of such termination to the other parties hereto, provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. The provisions of Sections 3(c), 3(h), 4, 7, 8, 9, 13, 14 and 16 hereof shall survive any such termination.

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          SECTION 11. Purchases as Principal. From time to time an Agent may agree with the Company to purchase Securities from the Company as principal, in which case such purchase shall be made in accordance with the terms of a separate agreement (a “Purchase Agreement”) to be entered into between such Agent and the Company in the form attached hereto as Exhibit C. A Purchase Agreement, to the extent set forth therein, may incorporate by reference specified provisions of this Agreement.
          SECTION 12. Reserved.
          SECTION 13. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if received or transmitted by any standard form of telecommunication.
Notices to the Agents shall be directed to them as follows:
UBS Securities LLC
677 Washington Blvd.
Stamford, CT 06901
Attention: Fixed Income Syndicate
Comerica Securities, Inc.
500 Woodward Avenue
Detroit, MI 48226
Attention: Denise Durbul, Assistant Vice President
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention: Debt Capital Markets, Syndicate Desk
HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Attention: Debt Capital Markets
J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Attention: Medium-Term Note Desk, Eighth Floor

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KeyBanc Capital Markets Inc.
KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, OH 44114
Attention: Debt Syndicate
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York, NY 10281-1307
Attention: Product Management-Medium Term Notes
Mitsubishi UFJ Securities International plc
c/o Mitsubishi UFJ Securities (USA), Inc.
1251 Avenue of the Americas
New York, NY 10020
Attention: Gail A. Allen, Capital Markets Group
Mizuho Securities USA Inc.
1251 Avenue of the Americas
New York, New York 10020
Attention: Debt Capital Markets Desk
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830
Attention: Debt Capital Markets Syndicate
Scotia Capital (USA) Inc.
One Liberty Plaza
165 Broadway
New York, NY 10006
Attention: Debt Capital Markets
SunTrust Robinson Humphrey, Inc.
303 Peachtree Street, 24th floor
Atlanta, Georgia 30308
Attention: Medium Term Note Department

26

Notices to the Company shall be directed to it as follows:
National Rural Utilities Cooperative
Finance Corporation
Woodland Park
2201 Cooperative Way
Herndon, Virginia 20171
Attention: Chief Financial Officer
          SECTION 14. Binding Effect; Benefits. This Agreement shall be binding upon each Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of any entity or entities deemed to be an “Agent” for the purposes of Section 7 and each director and officer of an Agent and each person or persons, if any, who control an Agent within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreements of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any persons controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.
          SECTION 15. Miscellaneous. (a) The term “business day” as used in this Agreement shall mean any day which is not a Saturday or Sunday, which in New York City is not a day on which banking institutions are generally authorized or obligated by law to close and on which the New York Stock Exchange, Inc. is open for trading.
          (b) Section headings have been inserted in this Agreement as a matter of convenience of reference only and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.
          SECTION 16. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.
[Signature page follows]

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours, NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
by	/s/ Steven L. Lilly
	Name:	Steven L. Lilly
	Title:	Senior Vice President, Financial Services and Chief Financial Officer

CONFIRMED AND ACCEPTED as of the date first above written: UBS SECURITIES LLC
by	/s/ John Doherty
	Name:	JOHN DOHERTY
	Title:	MANAGING DIRECTOR

by	/s/ Christopher Fernando
	Name:	CHRISTOPHER FERNANDO
	Title:	ASSOCIATE DIRECTOR

COMERICA SECURITIES, INC.
by	/s/ Cynthia J. Higgins
	Name:	CYNTHIA J. HIGGINS
	Title:	VICE PRESIDENT

DEUTSCHE BANK SECURITIES INC.
by	/s/ Ryan Montgomery
	Name:	RYAN MONTGOMERY
	Title:	DIRECTOR

by	/s/ Ben Smilchensky
	Name:	BEN SMILCHENSKY
	Title:	MANAGING DIRECTOR

HSBC SECURITIES (USA) INC.
by	/s/ Karen L. Giles
	Name:	KAREN L. GILES
	Title:	SENIOR VICE PRESIDENT

J.P. MORGAN SECURITIES INC.
by	/s/ Robert Bottamedi
	Name:	ROBERT BOTTAMEDI
	Title:	VICE PRESIDENT

KEYBANC CAPITAL MARKETS INC.
by	/s/ Gary E. Andrews
	Name:	GARY E. ANDREWS
	Title:	DIRECTOR

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
by	/s/ Eric Withron
	Name:	ERIC WITHRON
	Title:	VICE PRESIDENT

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC
by	/s/ Thomas Heffernan
	Name:	THOMAS HEFFERNAN
	Title:	MANAGING DIRECTOR

MIZUHO SECURITIES USA INC.
by	/s/ Michelle Petropoulos
	Name:	MICHELLE PETROPOULOS
	Title:	MANAGING DIRECTOR

GREENWICH CAPITAL MARKETS, INC.
by	/s/ Mark Andrew Fremze
	Name:	MARK ANDREW FREMZE
	Title:	VICE PRESIDENT

SCOTIA CAPITAL (USA) INC.
by	/s/ Greg Greer
	Name:	GREG GREER
	Title:	MANAGING DIRECTOR

SUNTRUST ROBINSON HUMPHREY, INC.
by	/s/ Christopher S. Grumboski
	Name:	CHRISTOPHER S. GRUMBOSKI
	Title:	DIRECTOR

EXHIBIT A
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
Schedule of Payments
     The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate principal amount of Securities or percentage of the aggregate Dollar Equivalent of the Foreign Currency (as defined in the Indenture) of the principal amount of Securities placed by such Agent, as the case may be, or such other fee as is mutually agreed upon by the Company and such Agent:

Term	Commission Rate

9 months to less than 1 year	0.075%

1 year to less than 18 months	0.150%

18 months to less than 2 years	0.250%

2 years to less than 3 years	0.350%

3 years to less than 4 years	0.400%

4 years to less than 5 years	0.500%

5 years to less than 7 years	0.600%

7 years to less than 10 years	0.625%

10 years to less than 15 years	0.650%

15 years to less than 20 years	0.750%

20 years to less than 30 years	0.875%

30 years or more	To be negotiated at time of sale

A-1

EXHIBIT B
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
Administrative Procedures
Medium-Term Notes, Series C, with maturities of nine months or more from date of issue (the “Notes”) are to be offered on a continuing basis by National Rural Utilities Cooperative Finance Corporation (the “Company”). UBS Securities LLC, Comerica Securities, Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities International plc, Mizuho Securities USA Inc., Greenwich Capital Markets, Inc., Scotia Capital (USA) Inc. and SunTrust Robinson Humphrey, Inc., as agents (each an “Agent” and, collectively, the “Agents”), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to an Agency Agreement between the Company and the Agents dated November 26, 2008 (as it may be supplemented or amended from time to time, the “Agency Agreement”), to which these administrative procedures are attached as an exhibit. The Company has also reserved the right to sell Notes directly on its own behalf. The Notes will be issued pursuant to an Indenture, dated as of December 15, 1987 (as supplemented by a First Supplemental Indenture dated as of October 1, 1990 and as it may be supplemented or amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the “Commission”). Unless otherwise defined herein, terms defined in the Agency Agreement or Indenture shall have the same meaning when used in this exhibit.
          Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”) or a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”). Unless specified otherwise in the applicable pricing supplement, the notes will be denominated in U.S. dollars and payments of principal, premium and any interest on the notes will be made in U.S. dollars. If any of the notes are denominated in a foreign currency (a currency other than U.S. dollars), or if the principal, premium and any interest on any of the notes is payable at the option of the holder or the Company in a currency other than that in which the note is denominated, the applicable pricing supplement will provide additional information, including applicable exchange rate information, pertaining to the terms of those notes and other matters of interest to the holders. Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. Owners of beneficial interests in Book-Entry Notes will be entitled to delivery of Certificated Notes only under the limited circumstances described in the Indenture.

          Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Treasurer or Chief Financial Officer. Administrative procedures for the offering are explained below.
          Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part II and Part III hereof and the Letter of Representations of the Company and the Trustee to DTC dated November 8, 2004, as amended or supplemented from time to time (the “Letter of Representations”), and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part I and Part III hereof. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.” To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, the Letter of Representations, the Agency Agreement, the Prospectus or the Disclosure Package, the relevant provisions of the Notes, the Indenture, the Letter of Representations, the Agency Agreement, the Prospectus or the Disclosure Package shall control.
PART I
Administrative Procedures for Certificated Notes
Price to Public
          Each Certificated Note will be issued at 100% of principal amount, unless otherwise determined by the Company.
Date of Issuance
          Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee.
Maturities
          Each Certificated Note will mature on a Business Day (as defined in Part III below) selected by the purchaser and agreed upon by the Company, with maturities of nine months or more from the date of issuance.
Registration
          Certificated Notes will be issued only in fully registered form. U.S. Bank National Association (the “Paying Agent”) will serve as registrar and transfer agent in connection with the Certificated Notes.
Denominations

          The Certificated Notes will be issued and payable in U.S. dollars in the denomination of $1,000 or any integral multiple thereof unless otherwise determined by the Company.
          The Company may determine, upon agreement with a purchaser of Certificated Notes, that such Certificated Notes will be denominated and payable in a foreign currency to be specified in a supplement to the Prospectus (“Specified Currency”). In such case, unless otherwise specified in such supplement, the authorized denominations of such Certificated Notes will be the equivalent, as determined by the noon (New York City time) buying rate for such Specified Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) on the Business Day immediately preceding the Settlement Date (as defined below) for such Certificated Notes, of U.S. $1,000 (rounded down to an integral multiple of units of specified denominations of such Specified Currency). If such rates are not available for any reason, the Market Exchange Rate will be determined in accordance with the alternative provision for determining the Market Exchange Rate pursuant to Section 311(i) of the Indenture.
Interest Payments
          Unless specified otherwise in an applicable prospectus supplement, each Fixed Rate Certificated Note will bear interest from its issue date (the “Original Issue Date”) at the annual rate stated on the face thereof, payable on January 15 and July 15 of each year (the “Interest Payment Dates”), commencing (unless otherwise specified in the applicable supplement to the Prospectus) on the first Interest Payment Date after issuance, and at Stated Maturity or upon redemption, if applicable. Interest on each Certificated Note will be calculated and paid on the basis of a 360-day year of twelve 30-day months (unless otherwise specified in the applicable supplement to the Prospectus). Unless specified otherwise in an applicable prospectus supplement, interest will be payable to the Person in whose name such Certificated Note is registered at the close of business on the January 1 or July 1 (the “Regular Record Dates”) next preceding the respective Interest Payment Date; provided, however, that (i) if an Original Issue Date falls between a Regular Record Date and an Interest Payment Date, the first payment of interest will occur on the Interest Payment Date following the next Regular Record Date and (ii) interest payable at Maturity will be payable to the Person to whom principal shall be payable (whether or not such Maturity is an Interest Payment Date). Any payment of principal and interest on such Certificated Note required to be paid on an Interest Payment Date or at Stated Maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day. All interest payments (excluding interest payments made at Stated Maturity or upon redemption, if applicable) will be made by wire transfer in immediately available funds to the Person entitled thereto as provided above, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date for any such payment of interest. If no instructions have been received in writing by the Paying Agent, the funds will be paid by check mailed to the Person entitled thereto as provided above.

          On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Company with the total amount (to the extent known to the Trustee on such date) of the interest payments to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company’s finance department a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month. To the extent provided in the Indenture, the Company will provide to the Paying Agent not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Paying Agent will assume responsibility for withholding taxes on interest paid as required by law.
          For special provisions relating to the Floating Rate Notes, see Appendix A hereto. Special provisions relating to Certificated Notes denominated in a Specified Currency may be agreed upon by the Company and the Agents at a later time (the “Specified Currency Provisions”).
Settlement
          The receipt of immediately available funds in U.S. dollars by the Company in payment for a Certificated Note (less the applicable commission) and the authentication and issuance of such Certificated Note shall, with respect to such Certificated Note, constitute “Settlement” and the date thereof shall be referred to as the “Settlement Date”. All offers to purchase Certificated Notes accepted by the Company will be settled from one to five Business Days, or one to three Business Days, should the U.S. Securities and Exchange Commission so require, from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a different date; provided, however, that the Company will so notify the Trustee (which notice with respect to a Certificated Note denominated in a Specified Currency will not be less than five Business Days prior to the Settlement Date) of any such different date on or before the Business Day immediately prior to the Settlement Date.
Settlement Procedures
          In the event of a purchase of Certificated Notes by an Agent, as principal, appropriate Settlement details will be set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Agency Agreement.
          Settlement procedures with regard to each Certificated Note sold through an Agent, as agent (the “Presenting Agent”), shall be as follows:
     A. The Presenting Agent will advise the Company, and after the Company has accepted the offer, the Trustee, in writing by telex, facsimile or other electronic transmission, of the following Settlement information:
1.	Exact name in which Certificated Note is to be registered (“Registered Owner”).

2.	Exact address of the Registered Owner and address for payment of principal and interest, if any.

3.	Taxpayer identification number of the Registered Owner.

4.	Principal amount of the Certificated Note (and, if multiple Certificated Notes are to be issued, denominations thereof).

5.	If the Certificated Notes are to be denominated in a Specified Currency, whether principal and interest is to be paid in U.S. dollars or the Specified Currency.

6.	Settlement Date.

7.	Date of Maturity.

8.	Interest rate:
(a)	Fixed Rate Notes:
i)	Interest Rate

ii)	Interest Reset Dates
(b)	Floating Rate Notes:
i)	Interest Rate Basis

ii)	Initial Interest Rate

iii)	Spread or Spread Multiplier, if any

iv)	Interest Reset Periods and Interest Reset Dates

v)	Index Maturity

vi)	Maximum and Minimum Interest Rates, if any

vii)	Calculation Agent

viii)	Calculation Date

ix)	Interest Determination Dates
(c)	Interest Payment Periods and Interest Payment Dates

(d)	Regular Record Date.
9.	If applicable, the date on or after which the Certificated Notes are redeemable at the option of the Company.

10.	Wire transfer information (including overseas bank account of the country of the Specified Currency, if any).

11.	Presenting Agent’s commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

12.	Trade Date

13.	Net Proceeds to Company

14.	Extension of Maturity Option (including the basis or formula, of any, for the setting of the Interest Rate or Spread and/or Spread Multiplier, as applicable).

15.	Renewal of Note Provisions.
     B. The Company will confirm to the Trustee (i) by telephone, telex, facsimile or other electronic transmission, the above Settlement information and (ii) by facsimile that the terms of the Notes have been approved by the Chief Executive Officer or the Chief Financial Officer of the Company, and the Trustee will assign a Certificated Note number to the transaction. If the Company rejects an offer, the Company will promptly notify the Presenting Agent by telephone, telex, facsimile or other electronic transmission.
     C. The exchange rate agent, if any, appointed by the Company will notify the Company, the Trustee and the Presenting Agent of the Market Exchange Rate and the denominations of Certificated Notes which are to be denominated and payable in a Specified Currency.
     D. The Trustee will complete the preprinted 4-ply Certificated Note packet, the form of which was previously approved by the Company, the Agents and the Trustee.
     E. The Trustee will authenticate and deliver the Certificated Note (with the attached white confirmation) and the yellow and blue stubs to the Presenting Agent. The Presenting Agent will acknowledge receipt of the Certificated Note by completing the yellow stub and returning it to the Trustee.
     F. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars in the amount of the principal amount of the Certificated Note, less the applicable commission.
     G. The Presenting Agent will deliver the Certificated Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Certificated Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Certificated Note with or prior to delivery of the Certificated Note and the confirmation and payment by the purchaser for the Certificated Note. If instructed by the purchaser to deliver the Certificated Note and confirmation to different locations, the Certificated Note and the confirmation will each be accompanied or preceded by the Prospectus applicable to the Certificated Note being delivered.

     H. The Presenting Agent will obtain the acknowledgement of receipt for the Certificated Note and the Prospectus by the purchaser through the purchaser’s completion of the blue stub.
     I. The Trustee will mail the pink stub to the Company’s Chief Financial Officer or other appropriate official.
Settlement Procedures Timetable
          For offers accepted by the Company, Settlement procedures “A” through “I” set forth above shall be completed on or before the respective times set forth below:

Settlement
Procedure	Time (New York)

A	4 P.M.	on date of order (2 P.M. on date of order in the case of Certificated Notes with a Settlement Date on the Business Day after the date of order)

B	5 P.M.	on date of order (3 P.M. on date of order in the case of Certificated Notes with a Settlement Date on the Business Day after the date of order)

C	10 A.M.	on the Settlement Date

D-E	12:30 P.M.	on the Settlement Date (1 P.M. on the Settlement Date in the case of Certificated Notes denominated in a Specified Currency)

F	2 P.M.	on the Settlement Date

G-H	3 P.M.	on the Settlement Date

I	5 P.M.	on the Business Day after the Settlement Date
Fails
          In the event that a purchaser of a Certificated Note shall either fail to accept delivery of or make payment for Certificated Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Trustee and the Company’s Chief Financial Officer or other appropriate official by telephone, confirmed in writing, of such failure and return the Certificated Note to the Trustee. Upon the Trustee’s receipt of the Certificated Note from the Presenting Agent, the Company will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the

Company in respect of the Certificated Note pursuant to advances made by such Agent. Such returns will be made on the Settlement Date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement Date. The Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Certificated Note in respect of which the default occurred, the Trustee will mark the Certificated Note “cancelled”, make appropriate entries in its records and deliver the Certificated Note to the Company with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Certificated Note which the purchaser does not accept or make payment for.
Redemption
          Except as otherwise specified in an applicable supplement to the Prospectus and on the Certificated Notes, the Certificated Notes will not be redeemable prior to their Stated Maturity. If so specified in such a supplement and on the Certificated Note, such Certificated Note will be subject to redemption by the Company, at one or more redemption prices (expressed as a percentage of the principal amount of such Certificated Note) applicable during one or more redemption periods, together with interest accrued thereon on the date fixed for redemption.
          Notice of redemption shall be given in accordance with Section 1104 of the Indenture. In the event of redemption in part of any Certificated Note, a new Certificated Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Certificated Note.
Maturity
          Upon presentation of each Certificated Note at Stated Maturity (unless the Company has exercised its option to extend the Stated Maturity of a Certificated Note) or upon redemption the Trustee (or any duly appointed Paying Agent) will pay the principal amount or redemption price thereof, together with accrued interest due at Stated Maturity or the date of redemption. Such payment shall be made in immediately available funds in U.S. dollars (except as provided in any Specified Currency Provisions), provided that the Certificated Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. To the extent provided in the Indenture, the Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Stated Maturity or upon redemption will be cancelled by the Trustee as provided in the Indenture.

PART II
Administrative Procedures for
Book-Entry Notes
          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under the Letter of Representations and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of October 18, 1989 (the “Medium-Term Note Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).
Price to Public
          Each Book-Entry Note will be issued at 100% of principal amount, unless otherwise determined by the Company.
Date of Issuance
          On any Settlement Date (as defined under “Settlement” below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a “Global Security”) representing up to $500,000,000 principal amount of all such Book-Entry Notes that have the same terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date (as defined in the Indenture) to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global Security. No Global Security will represent (i) both Fixed Rate Book-Entry Notes and Floating Rate Book-Entry Notes or (ii) any Certificated Note.
Identification Numbers
          The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has provided a copy of such list to DTC and the Trustee. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such addition CUSIP numbers to the Trustee and DTC.
Registration
          Global Securities will be issued only in fully registered form without coupons. Each Global Security will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such indirect participant in DTC) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.
Transfers
          Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.
Exchanges
          The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP Numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).
Maturity
          Each Book-Entry Note will mature on a date nine months or more after the Settlement date for such Note.
Denominations
          Book-Entry Notes will be issued in principal amounts of $1,000 or any integral multiple thereof. Global Securities will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.
Interest
          Interest, if any, on each Fixed Rate Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note. Unless otherwise specified therein, each payment of interest on a Fixed Rate Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding the date of Maturity. Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.
          Interest payable at the date of Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor’s Ratings Group may use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor’s Ratings Group.
          For special provisions relating to the Floating Rate Notes, see Appendix A hereto.

Payments of Interest
          Promptly after each Regular Record Date, the Paying Agent will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on such Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor’s Corporation. The Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Paying Agent will pay such amount to DTC, at the times and in the manner set forth below under “Manner of Payment.” If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.
Payment at Maturity
          On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month (excluding principal on a Book-Entry Note where the Company has exercised its option to extend the Stated Maturity). The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to the Paying Agent, the principal amount of such Global Security, together with interest due at such Maturity. The Paying Agent will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment.” If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Paying Agent will cancel such Global Security in accordance with the Indenture and so advise the Company.
Manner of Payment
          The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Paying Agent in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Paying Agent to withdraw funds from an account maintained by the Company at the Paying Agent or by wire transfer to the Paying Agent. The Company will confirm any such instructions in writing to the Paying Agent. Prior to 10 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New

York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Paying Agent and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (as issuer) nor the Paying Agent (as trustee, security registrar or paying agent) shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.
Withholding Taxes
          The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.
Settlement
          The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute “Settlement” with respect to such Book-Entry Note and the date thereof shall be referred to as the “Settlement Date”. All orders for Book-Entry Notes accepted by the Company will be settled on the fifth Business Day, or the third Business Day, should the U.S. Securities and Exchange Commission so require following the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on another day which shall be no earlier than the next Business Day following the date of acceptance.
Settlement Procedures
          In the event of a purchase of Book-Entry Notes by an Agent, as principal, appropriate Settlement details will be set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Agency Agreement.
          Settlement Procedures with regard to each Book-Entry Note sold by the Company through an Agent, as agent (the “Presenting Agent”), shall be as follows:
     A. The Presenting Agent will advise the Company by telephone of the following Settlement information:
1.	Principal amount.

2.	Settlement Date.

3.	Date of Maturity.

4.	Interest rate:
(a)	Fixed Rate Notes:
i) Interest Rate
ii) Interest Reset Dates
(b)	Floating Rate Notes:
i) Interest Rate Basis
ii) Initial Interest Rate
iii) Spread or Spread Multiplier, if any
iv) Interest Reset Periods and Interest Reset Dates
v) Index Maturity
vi) Maximum and Minimum Interest Rates, if any
vii) Calculation Agent
viii) Calculation Date
ix) Interest Determination Dates
(c)	Interest Payment Periods and Interest Payment Dates.

(d)	Regular Record Date.
5.	If applicable, the date on or after which the Book-Entry Notes are redeemable at the option of the Company.

6.	Presenting Agent’s commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

7.	Trade Date.

8.	Net Proceeds to Company.

9.	Extension of Maturity Option (including the basis or formula, if any, for the setting of the Interest Rate, or the Spread and/or Spread Multiplier, as applicable).

10.	Renewal of Note Provisions.
     B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure “A” above, such CUSIP number and the name of the Presenting Agent. The Company will confirm to the Trustee, by facsimile in the form attached as Appendix B, that the terms of the Notes have been approved by the Chief Executive Officer or the Chief Financial Officer of the Company. The Company will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable.
     C. The Trustee will enter a pending deposit message through DTC’s Participant Terminal System providing the following Settlement information to DTC (which shall route such information to Standard & Poor’s Ratings Group and Interactive Data Corporation) and the Presenting Agent:
1.	The information set forth in Settlement Procedure “A”.

2.	Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

3.	Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date (which, in the case of Floating Rate Book-Entry Notes that reset weekly, shall be the DTC Record Date, which is the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Notes, shall be the Regular Record Date as defined in the Indenture) and amount of interest payable on such Interest Payment Date.

4.	The interest payment period.

5.	CUSIP number of the Global Security representing such Book-Entry Note.

6.	Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

7.	Numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Presenting Agent.
     D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.
     E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.
     F. DTC will credit such Book-Entry Note to the Trustee’s participant account at DTC.

     G. The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee’s participant account and credit such Book-Entry Note to the Presenting Agent’s participant account and (ii) debit the Presenting Agent’s Settlement account and credit the Trustee’s Settlement account for an amount equal to the principal amount of such Book-Entry Note less the Presenting Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement.
     H. The Presenting Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the Settlement accounts of such Participants and credit the Settlement account of the Presenting Agent for an amount equal to the principal amount of such Book-Entry Note.
     I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement date.
     J. The Trustee will, upon receipt of funds from the Agent in accordance with Settlement Procedure “G”, credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “G”.
     K. The Trustee will send a copy of the Book-Entry Note by first-class mail to the Company.
     L. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.
Settlement Procedures Timetable
          For orders of Book-Entry Notes solicited by any Agent and accepted by the Company for Settlement on the first Business Day after such acceptance, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times set forth below:

Settlement
Procedure	Time (New York)

A	11 A.M. on date of order

Settlement
Procedure	Time (New York)
B	12 P.M. on date of order
C	2 P.M. on date of order
D	3 P.M. on date of order
E	9 A.M. on Settlement Date
F	10 A.M. on Settlement Date
G-H	2 P.M. on Settlement Date
I	4:45 P.M. on Settlement Date
J-K	5 P.M. on Settlement Date
          If an order is to be settled more than one Business Day after acceptance by the Company, Settlement Procedures “A”, “B” and “C” may be completed not later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the Business Day after the date of acceptance. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but not later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day after the date of acceptance. Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the Settlement Date.
          If Settlement of a Book-Entry Note is rescheduled or canceled, the Company will advise the Trustee and the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancelation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled Settlement Date.
Failure to Settle
          If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee’s participant account. DTC will process the withdrawal message, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

          If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. The Company will reimburse the Presenting Agent and the Trustee, as applicable, on an equitable basis for their loss of the use of the funds during the period when the funds were credited to the account of the Company (except that the Company shall not be required to reimburse a party if such party’s default hereunder or under the Agency Agreement shall have caused such failure by the beneficial purchaser to make timely payment of the purchase price),
          Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure “E”, for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.
Trustee Not to Risk Funds
          Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.
PART III
Administrative Procedures for Book-Entry Notes
and Certificated Notes
Procedures for Establishing the Terms of the Notes
          The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Company plans to accept an offer to purchase Notes upon such terms, it will prepare a sticker reflecting the terms of such Notes (if the interest rate, Stated Maturity or other terms have changed) and, after approval from such Agent, will arrange to have such sticker (together with the Prospectus if amended or supplemented), electronically filed or transmitted by a means reasonably calculated to result in filing with the Commission by the second Business Day after the Company has accepted such offer (or by the Business Day prior to the Settlement Date in the event the

Settlement Date is the first or second Business Day after such acceptance) and pursuant to Rule 424(b) under the Securities Act, and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, and bearing such sticker, to the Agent that presented such offer. No Settlements with respect to Notes upon such terms may occur prior to such filing or such transmission and the Agents will not, prior to such filing or such transmission, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing or such transmission, sales, mailing of confirmations and Settlements may occur with respect to Notes upon such terms, subject to the provisions of “Delivery of Prospectus” below.
          If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly so notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so posted. Following establishment of posted rates and prior to the filing or transmission described in the following sentence, the Agents may record indications of interest in purchasing Notes only at the posted rates. Once an Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company plans to accept an offer at the posted rate, it will prepare a sticker reflecting such posted rates and, after approval from such Agent, will arrange to have such sticker (together with the Prospectus if amended or supplemented), electronically filed or transmitted by a means reasonably calculated to result in filing with the Commission by the second Business Day after the Company has accepted such offer (or by the Business Day prior to the Settlement Date in the event the Settlement Date is the first or second Business Day after such acceptance) and pursuant to Rule 424(b) under the Securities Act, and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, and bearing such sticker, to the Agent that presented such offer. No Settlements at the posted rates may occur prior to such filing or such transmission and the Agents will not, prior to such filing or such transmission, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing or such transmission, sales, mailing of confirmations and Settlements may occur with respect to Notes upon such terms, subject to the provisions of “Delivery of Prospectus” below.
Acceptance and Rejection of Offers
          The Company shall have the sole right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the appropriate official of the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.
Suspension of Solicitation; Amendment or Supplement
          If, during any period in which, in the opinion of counsel for the Agents (provided, if the Agents are no longer soliciting (or have been instructed not to solicit)

purchases of Securities from the Company such opinion is known to the Company), a prospectus relating to the Notes is required to be delivered under the Act, any event known to the Company occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act or the rules and regulations thereunder, the Company will notify the Agents promptly to suspend solicitation of purchases of the Notes and the Agents shall suspend their solicitations of purchases of Notes; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus for purposes of offering the Securities, it will promptly advise the Agents by telephone (with confirmation in writing) and, except as otherwise provided in any relevant Purchase Agreement, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment, whether by filing such documents pursuant to the Securities Act or the Exchange Act, as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and to prepare and furnish to the Agents at its own expense such amendment or supplement to the Registration Statement or the Prospectus as will correct such Registration Statement or Prospectus; provided, however, that the Company shall in any event promptly prepare, file and furnish an Agent with such an amendment or supplement if such Agent shall then hold any Securities acquired from the Company as principal (other than such Securities as such Agent shall have held for a period of six months or more). Upon the Agents’ receipt of such amendment or supplement and advice from the Company that solicitations may be resumed, the Agents will resume solicitations of purchases of the Notes.
          In addition, the Company may instruct the Agents to suspend solicitation of offers to purchase at any time. Upon receipt of such instructions the Agents will forthwith (but in any event within one Business Day) suspend solicitation of offers to purchase from the Company until such time as the Company has advised it that solicitation of offers to purchase may be resumed and the Company has complied with Section 6 of the Agency Agreement to the extent then required. If the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes (other than to change interest rates or maturities or similar changes and except in all cases by filing a report on Form 8-K, pursuant to the Exchange Act, solely to add exhibits to documents previously filed), it will promptly advise the Agents and the Trustee and will furnish the Agents and the Trustee with copies of the proposed amendment or supplement.
          In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the Settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.
Delivery of Prospectus
          A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof must be delivered to a purchaser prior to or together with the earliest of (i) any written offer of such Note, (ii) confirmation of the purchase of such Note and (iii) payment for such Note by its purchaser. The Company shall ensure that an Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate pricing stickers as described in the section entitled “Procedures for Establishing the Terms of the Notes” above) in such quantities and within such time limits as will enable such Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser’s offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Trustee will make all such deliveries with respect to all Notes sold directly by the Company.
Confirmation
          For each order to purchase a Note solicited by any Agent and accepted by the Company, the Presenting Agent will issue a confirmation to the purchaser (with a copy to the Company), including delivery and payment instructions.
Advertising Costs
          The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. The “tombstone” advertisement and such other expenses agreed to by the Company and Agents in connection with solicitation of offers to purchase Notes from the Company will be paid by the Company.
Business Day
          “Business Day” shall mean, for all purposes of these Administrative Procedures, any day which is not a Saturday or Sunday and which is not a day on which banking institutions are generally authorized or obligated by law or executive order to close (i) in New York City, (ii) in the case of Notes denominated in a Specified Currency, in the city designated in an applicable supplement to the Prospectus as the principal financial center of the country of such Specified Currency, and (iii) in the case of LIBOR Notes (as defined in Appendix A), in New York City and London.

APPENDIX A
Special Provisions Relating
to Floating Rate Notes

Interest Rate:	Interest on Floating Rate Notes will be determined by reference to an “Interest Rate Basis”, which shall be the “Commercial Paper Rate” (“Commercial Paper Rate Notes”), “LIBOR” (“LIBOR Notes”), the “Treasury Rate” (“Treasury Rate Notes”), the “Federal Funds Effective Rate” (“Fed Funds Notes”), the “CD Rate” (“CD Rate Notes”), the “Prime Rate” (“Prime Rate Notes”) or such other interest rate formula as may be designated by the Company, based upon the Index Maturity and adjusted by a Spread or Spread Multiplier, if any, as specified in the applicable pricing supplement to the Prospectus setting forth the terms of each issuance of Notes (the “Pricing Supplement”). The “Index Maturity” is the particular maturity of the type of instrument or obligation from which the Interest Rate Basis is calculated (e.g., in the case of commercial paper, 30-day rather than 90-day commercial paper). The “Spread” is the number of basis points (100 basis points equals one percent) above or below the Interest Rate Basis applicable, to such Floating Rate Note, and the “Spread Multiplier” is the percentage of the Interest Rate Basis applicable to the interest rate for such Floating Rate Note. The Spread, Spread Multiplier, Index Maturity and other variable terms as described below are subject to change by the Company from time to time, but no such change will affect any Floating Rate Note theretofore issued or as to which an offer has been accepted by the Company. A Floating Rate Note may also have either or both of the following: (i) a maximum limit, or ceiling (“Maximum Interest Rate”), on the rate of interest which may apply during any Interest Period (as defined below); and (ii) a minimum limit, or floor (“Minimum Interest Rate”), on the rate of interest which may apply during any Interest Period. In addition to any Maximum Interest Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest for any loan amount less than $250,000 is 16% per annum, and the maximum rate of interest, with some exceptions, for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. The limit may not apply to floating rate notes in which $2,500,000 or more has been invested.

The Calculation Agent appointed by the Company (the “Calculation Agent”) (initially U.S. Bank National Association) will, upon request of a holder of Floating Rate Notes, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date (as defined below) with respect to such Floating Rate Notes. The applicable Pricing Supplement will specify for each Floating Rate Note the following terms: Interest Rate Basis, rate of interest for the initial Interest Period (the “Initial Interest Rate”), date of issue, Interest Determination Dates, Interest Reset Dates (as defined below), Interest Payment Dates (as defined below), Regular Record Date (as defined below), Index Maturity, maturity date, Maximum Interest Rate and Minimum Interest Rate, if any, and the Spread or Spread Multiplier, if any.

Interest Payment Dates	Except as set forth in the applicable Pricing Supplement and except as provided below, interest will be payable in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day (as defined below) for such Floating Rate Note, the Interest Payment Date for such Floating Rate Note shall be postponed to the next day that is a Business Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date shall be the preceding day that is a London Business Day (as defined below) with respect to such Note. Each date on which interest is payable on a Floating Rate Note is referred to herein as an “Interest Payment Date.”

Interest Reset Dates	The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an

“Interest Reset Date”), as specified in the applicable Pricing Supplement. Except as set forth in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that (i) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement) and (ii) unless otherwise specified in the applicable Pricing Supplement, the interest rate in effect for the ten calendar days immediately prior to maturity or redemption, if applicable, will be that in effect on the tenth calendar day preceding such maturity or redemption. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

Interest Determination Dates	Except as set forth in the applicable Pricing Supplement, the “Interest Determination Date” pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the “Commercial Paper Interest Determination Date”), a Fed Funds Note (the “Fed Funds Interest Determination Date”), a CD Rate Note (the “CD Interest Determination Date”) or a Prime Rate Note (the “Prime Interest Determination Date”) will be the second Business Day preceding such Interest Reset Date. The “Interest Determination Date” pertaining to an Interest Reset Date for a LIBOR Note (the “LIBOR Interest Determination Date”) will be the second London Business Day preceding such Interest Reset Date. The “Interest Determination Date” pertaining to an Interest Reset Date for a Treasury Rate Note (the “Treasury Interest Determination Date”) will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date for Treasury bills shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

Calculation Dates:	The Calculation Date, where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or maturity, as the case may be.

All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent or, in the case of Notes denominated other than in United States dollars, the nearest unit (with one-half cent or unit being rounded upward).

Commercial Paper Rate:	Unless otherwise indicated in the applicable Pricing Supplement, the “Commercial Paper Rate” for each such Interest Reset Date will be determined as of the Commercial Paper Interest Determination Date and will be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication selected by the Calculation Agent (“H.15(519)”) under the heading “Commercial Paper- Nonfinancial”. In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper of the specified Index Maturity as published in the daily update of H.15(519) (the “H.15 Daily Update”), under the heading

“Commercial Paper—Nonfinancial”. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or H.15 Daily Update, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

Money Market Yield:	“Money Market Yield” shall be a yield (expressed as a percentage rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield = D x 360 x 100 360 - (DxM)
where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR:	Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in such LIBOR Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, “LIBOR” will be determined by the Calculation Agent in accordance with the following provisions: With respect to a LIBOR Interest Determination Date, LIBOR will be the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appears on the designated LIBOR page as of 11:00 A.M., London Time, on such LIBOR Interest Determination Date. “Designated LIBOR page” means the display on the Reuters 3000 Xtra Service(or any successor service) on the “LIBOR01” page

(or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for U.S. dollars or such other page as may be specified in the applicable pricing supplement. If no rate appears on the designated LIBOR page as specified above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (the “Reference Banks”) to prime banks in the London interbank market, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the interest rate otherwise in effect on such LIBOR Interest Determination Date.

Treasury Rate:	Unless otherwise indicated in the applicable Pricing Supplement, the “Treasury Rate” for each such Interest Reset Date will be determined as of the Treasury Interest Determination Date and will be the rate from the auction held on such Treasury Interest Determination Date of direct obligations of the United States, or “treasury bills” having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on the Reuters Page designated as USAUCTION1 or any other page as may replace such page on such service. If the treasury rate cannot be determined in this manner, the following procedures will apply: If the rate described above is not published by 3:00 p.m. New York City time, on such Calculation Date, the treasury rate will be the bond equivalent yield of the auction rate of such treasury bills as announced by the United States Department of Treasury. If such auction rate is not so announced by the United States Department of Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on such Treasury Interest Determination Date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the heading “U.S. Government Securities—Treasury Bills—Secondary Market” or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the rate on such Treasury Interest Determination Date of those treasury bills as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities—Treasury Bills—Secondary Market”. If no such rates are published in the H.15(519), H.15 Daily Update or another recognized electronic source , then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers, selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond Equivalent Yield = D x N x 100 360 - (DxM)

where “D” refers to the per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Fed Funds Rate:	Unless otherwise indicated in the applicable Pricing Supplement, “Fed Funds Rate” means, with respect to any Fed Funds Interest Determination Date, the rate on such date for Federal Funds as such rate shall be published in H.15(519) under the heading “Federal Funds (Effective)” as the rate is displayed on Reuters on page FEDFUNDS1 under the heading “EFFECT” or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Fed Funds Interest Determination Date, the Fed Funds Rate will be the rate on such Fed Funds Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds (Effective)”. If such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the Fed Funds Rate on such Fed Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Fed Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Fed Funds Rate with respect to such Fed Funds Interest Determination Date will be the Fed Funds Rate in effect on such Fed Funds Interest Determination Date.

CD Rate:	Unless otherwise indicated in the applicable Pricing Supplement, the “CD Rate” for each such Interest Reset Date will be determined as of the CD Interest Determination Date and will be the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading “CDs (Secondary Market)” or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in H.15 Daily Update under the heading “CDs (Secondary Market)”. If such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of the opening of business, New York City time, as of 10:00 a.m., New York City Time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in

The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in an amount that is representative for a single transaction in the relevant market at the time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

Prime Rate:	Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in such Prime Rate Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, “Prime Rate” means, with respect to any Prime Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption “Bank Prime Loan,” or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Page US PRIME 1 as such bank’s prime rate or base lending rate as in effect for such Prime Interest Determination Date as quoted on the Reuters Page US PRIME 1 on such Prime Interest Determination Date, or, if fewer than four such rates appear on the Reuters Page US PRIME 1 for such Prime Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least three major money banks in The City of New York selected by the Calculation Agent from which quotations are requested. provided, however, that if the banks selected by the calculation agent are not quoting as set forth above, the Prime Rate with respect to such Prime Interest Determination Date will be the interest rate otherwise in effect on such Prime Interest Determination Date. “Reuters Page US PRIME 1” means the display on the Reuters Page designated as page “US PRIME 1” (or such other page as may replace page US PRIME 1 on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Record Dates:	Interest payments on Floating Rate Notes will be made on each

Interest Payment Date to the registered owners at the close of business on the date 15 calendar days prior to such Interest Payment Date (the “Regular Record Date”). If a Note is issued between a Regular Record Date and an Interest Payment Date, the first payment of Interest will occur on the Interest Payment Date following the next Regular Record Date to the registered holder on such next succeeding Regular Record Date. Interest payable at maturity or upon redemption (whether or not such maturity or redemption date is an Interest Payment Date) will be paid to the same person to whom principal is payable. Interest will begin to accrue on the issue date of a Note for the first interest period and from and including the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Each payment of interest shall include interest accrued from and including the most recent date in respect of which interest has been paid or duly provided for, or from and including the date of issue, through the day before the Interest Payment Date (or maturity date) (an “Interest Period”). In the case of Floating Rate Notes on which the interest rate is reset daily or weekly, the interest payments shall include interest accrued from but excluding the most recent Regular Record Date in respect of which interest has been paid or duly provided for, or from and including the date of issue, to and including the Regular Record Date next preceding the applicable Interest Payment Date, except that the interest payment at the maturity date will include interest accrued to such date.

Accrued Interest:	Unless otherwise indicated in the applicable Pricing Supplement, interest payments for Floating Rate Notes will include interest accrued from and including the most recent date in respect of which interest has been paid or duly provided for, or from and including the date of issuance to but excluding the next Interest Payment Date (or maturity date); provided, however, that if the Interest Reset Dates with respect to such Note are daily or weekly, interest payable on any In terest Payment Date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued from but excluding the most recent Regular Record Date in respect of which interest has been paid or duly provided for, or from and including the date of issue, to and including the next preceding Regular Record Date. Interest payments on Floating Rate Notes made at maturity will include interest accrued to but excluding the date of maturity. Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, Fed Funds Notes, CD Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

EXHIBIT C
PURCHASE AGREEMENT
, 200
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
Woodland Park
2201 Cooperative Way
Herndon, Virginia 20171
Attention: Chief Financial Officer
          1. The undersigned agrees to purchase the following principal amount of the Securities described in the Agency Agreement dated November 26, 2008 (as it may be supplemented or amended from time to time, the “Agency Agreement”):

Principal Amount:	[$]

Currency:

Interest Rate:	%

Discount:	% of Principal Amount

Aggregate Price to be paid to Company (in immediately available funds):	[$]

Settlement Date:

Other Terms:
          2. In the case of Securities issued in a foreign currency, unless otherwise specified below, settlement and payments of principal and interest will be in U.S. dollars based on the highest bid quotation in the City of New York received by the Exchange Rate Agent (as defined in the Indenture dated as of December 15, 1987, as supplemented by the First Supplemental Indenture dated as of October 1, 1990, between National Rural Utilities Cooperative Finance Corporation (the “Company”) and U.S. Bank National Association, as successor trustee) at approximately 11:00 A.M. New York City time, on the second Business Day (as defined in the Procedures) preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange

Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Securities denominated in such Specified Currency electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency.
          3. Our obligation to purchase Securities hereunder is subject to the continued accuracy on the above Settlement Date as if made on the Settlement Date of your representations and warranties contained in the Agency Agreement and to your performance and observance in all material respects of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further conditions that:
          (a) we shall receive (i) the opinions required to be delivered pursuant to Sections 5(e) and 5(f) of the Agency Agreement, (ii) the certificate required to be delivered pursuant to Section 5(g) of the Agency Agreement and (iii) the letter required to be delivered pursuant to 5(h) of the Agency Agreement, in each case dated as of the above Settlement Date;
          (b) on or after the date hereof and prior to the Settlement Date: (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; and
          (c) on or after the date hereof and prior to the Settlement Date, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities of the Company or generally on The New York Stock Exchange, (ii) a banking moratorium on commercial banking activities in New York declared by Federal or state authorities, (iii) any outbreak of hostilities involving the United States, any escalation of hostilities involving the United States, any attack on the United States or any act of terrorism in which the United States is involved, (iv) any major disruption in the settlement of securities in the United States or any other relevant jurisdiction or a declaration of a national emergency or war by the United States or (v) such a material adverse change in general economic, political or financial conditions domestically or internationally (or the effect of international conditions on the financial markets in the United States or the effect of conditions in the United States on international financial markets shall be such) the effect of which is, in any case described in clause (iv) or (v), in the judgment of the relevant Agent (which, in the case of a syndicated issue, shall be the lead manager(s)), to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase or the purchase or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.
          4. In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, except to your members, any debt securities of the Company of substantially the form of the Securities.
          5. We may terminate this Agreement, immediately upon notice to you, at any time prior to the above Settlement Date, if prior thereto any of the events described in clauses (b) or (c) of paragraph 3 occurs. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 13 of the Agency Agreement.
          6. Except as expressly designated, capitalized terms used herein are defined in the Agency Agreement (including the exhibits thereto).
          7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.
          8. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

[Insert Name of Agent],
By
Title:

Accepted: , 200_ NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
By
Chief Financial Officer

EXHIBIT G-1
FORM OF PRICING SUPPLEMENT FOR FIXED RATE NOTES
Rule 424(b)(3)
Registration No. 333-155631
CUSIP #: ______
TRADE DATE: ______________
SETTLEMENT DATE: __________________
PRICING SUPPLEMENT NO.____ DATED ________________
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2008
AND BASE PROSPECTUS DATED NOVEMBER 24, 2008
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
Due Nine Months or More from Date of Issue
Fixed Rate Notes
Principal Amount $  ___________________________
Issue Price: _______________% of Principal Amount
Original Issue Date: __________________________
Maturity Date: ______________________________
Interest Rate: _______________% per annum
Regular Record Dates: Each January 1 and July 1
Interest Payment Dates: Each January 15 and July 15
Redemption Date: ___________________________
Basis: _______ Agency Basis ________ As Principal
Agent(s) (if any): ___________________________
Agent’s Commission (if any): __________________
Form of Note (Book-Entry or Certificated): _______________

G-1-1

Other Terms:	______________________________
______________________________
______________________________
     Medium-Term Notes, Series C, may be issued by the Company in an unlimited aggregate principal amount.

G-1-2

EXHIBIT G-2
FORM OF PRICING SUPPLEMENT FOR FLOATING RATE NOTES
Rule 424 (b) (3)
Registration No. 333-155631
CUSIP #: ______
TRADE DATE:
SETTLEMENT DATE:
PRICING SUPPLEMENT NO. _____ DATED ___________
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2008
AND BASE PROSPECTUS DATED NOVEMBER 24, 2008
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue
Floating Rate Notes
Principal Amount: $  ______________________________
Issue Price: _______________% of Principal Amount
Original Issue Date: _____________________________
Maturity Date: ________________________________
Initial Interest Rate: _____________________________
Base Rate: ____________________________________
Spread: ______________________________________
Index Maturity: ________________________________
Interest Payment Dates: __________________________
Reset Period: __________________________________
Interest Reset Dates: ____________________________
Redemption Date: ______________________________

G-2-1

Basis: ________ Agency Basis _________ As Principal
Agent(s) (if any): ______________________________
Agent’s Commission (if any): ____________________
Capacity: _________________________
Form of Note (Book-Entry or Certificated): _______________
Other Terms: _______________
Medium-Term Notes, Series C, may be issued by the Company in an unlimited aggregate principal amount.

G-2-2